EXHIBIT 99.1

For Immediate Release

Majestic Capital, Ltd. Announces Third Quarter Results,
Proposed Settlement With the State of New York,
Reverse Share Split and Consent Solicitation of Trust Preferred Securities

HAMILTON, Bermuda, November 3, 2010 – Majestic Capital, Ltd. (the “Company”) (Nasdaq: MAJC), a specialty provider of workers’ compensation insurance products and services, announced results for the quarter ended September 30, 2010.

For the third quarter of 2010, the Company incurred a net loss from continuing operations of $8.0 million, or $(0.47) per diluted share, compared to a net loss from continuing operations of $15.7 million, or $(0.93) per diluted share, for the same period in 2009. Unless otherwise stated, all further results discussed in this release refer to continuing operations for 2010 and results on a comparable basis for 2009. The number of outstanding shares and per share information in this press release and in the attached financial statements have not been adjusted for the 1-for-10 reverse split of the Company’s common and Class B shares described below.

Total revenues in the third quarter of 2010 were $16.2 million, compared to $21.8 million in the same quarter of the prior year. Net premiums earned for the third quarter of 2010 decreased 22% to $13.5 million from $17.3 million for 2009. This decrease resulted primarily from the December 2009 downgrade of Majestic Insurance Company’s A.M. Best Company, Inc. financial strength rating to a level unacceptable to certain potential insureds and competitive market conditions, particularly in California.

The Company’s net investment income decreased 23% to $2.7 million for the third quarter of 2010 from $3.5 million in 2009 due to a decrease in net realized gains recognized during the third quarter of 2010 compared to 2009, a decline in the amount of invested assets and a lower investment yield on the Company’s available-for-sale portfolio.

Total expenses for the third quarter of 2010 decreased 11% to $25.9 million from $29.1 million for 2009.

The Company’s loss and loss adjustment expense ratio for the third quarter of both 2010 and 2009 was 99%. During the third quarter of 2010, the Company recognized $0.1 million of favorable development of prior years’ loss reserve estimates, compared to $1.4 million of unfavorable development of prior years’ loss reserve estimates in 2009.

Total underwriting and acquisition expenses for the third quarter of 2010 were $8.3 million compared to $7.2 million for the same period in 2009. The expense ratio for the third quarter of 2010 was 62% compared to 42% in 2009, primarily due to the effects of the reduction in net earned premiums. For the third quarter of 2010, general and administrative expenses decreased 19% to $3.0 million from $3.7 million in 2009. The combined ratio for the third quarter 2010 was 161% compared to 141% in 2009.

At September 30, 2010, the overall credit rating of the Company’s fixed income portfolio was AA. The Company’s average portfolio yield on available-for-sale investments was 3.7% as at September 30, 2010, compared to 3.6% as at December 31, 2009. The Company’s effective portfolio duration was 3.7 years as at September 30, 2010. The following tables illustrate the Company’s investment portfolio distribution by sector and average credit rating:

Portfolio Distribution by Sector					Portfolio Distribution by Credit Rating
	9/30/2010		12/31/2009
		Average		Average
	% of	Credit	% of	Credit	Quality	9/30/2010	12/31/2009
	Portfolio	Rating	Portfolio	Rating
					AAA	37.9%	46.9%
Government	13.1%	AAA	21.1%	AAA	AA	27.5%	25.3%
Agency	5.7%	AAA	5.1%	AAA	A	33.5%	26.1%
Corporate	36.0%	A	30.0%	A	BBB	1.0%	1.4%
Mortgage backed securities	16.8%	AAA	17.4%	AAA	Below BBB	0.1%	0.3%
Asset backed securities	2.4%	AA+	3.4%	AA+		100.0%	100.0%
Municipal	26.0%	AA	23.0%	AA
Total	100.0%	AA	100.0%	AA+	Average credit rating	AA	AA+

As announced on September 21, 2010, the Company has entered into a definitive merger and amalgamation agreement with Bayside Equity Partners LLC (formerly known as Bayside Capital Partners LLC)(“Bayside”), pursuant to which Bayside will acquire the Company for $0.45 per share in cash. The transaction is expected to close in the first quarter of 2011 and is subject to the approval of the Company’s shareholders, regulatory approvals, adoption of certain amendments to the governing documents of the Company’s Trust Preferred Securities, modification of the Company’s lease for office space in Poughkeepsie, New York on terms that are acceptable to Bayside, and other customary closing conditions.

Proposed Settlement with the State of New York

After extensive negotiations over an 11 month period, on September 30, 2010, the Company and the New York State Office of Attorney General and the New York State Workers’ Compensation Board, which are collectively referred to as the “State of New York,” entered into a memorandum of understanding outlining a proposed settlement with the State of New York on the following terms and conditions:

•	the Company will pay $4.6 million in cash to the State of New York;

•	the Company’s errors and omissions insurance carrier will pay $2.5 million to the State of New York;

•	the Company will turn over to the State of New York $4.1 million the Company has not yet paid under severance agreements with its former co-chief executive officers;

•
certain of the Company’s current directors and current and former officers will assign to the State of New York the proceeds received on the sale of an aggregate of 1.2 million common shares of the Company owned by such persons;

•
the Company will commute, on an undiscounted basis, its loss reserves currently held on excess insurance policies the Company issued to four of the self-insured groups previously managed by Compensation Risk Managers, LLC (“CRM”);

•
the Company will forego its rights to disclaim coverage and/or impose penalties for late notice for certain claims arising under certain excess insurance policies the Company issued to the self-insured groups previously managed by CRM; and

•	the Company will adjust the attachment points and increase policy limits on certain aggregate insurance polices the Company issued to certain self-insured groups previously managed by CRM.

The completion of the settlement is subject to the following conditions:

•	approval of the California Department of Insurance and the Bermuda Monetary Authority;

•	negotiation and execution of one or more definitive settlement agreements;

•
releases granted in favor of the Company and its subsidiaries and affiliates by the State of New York, the self-insured groups previously managed by CRM, all members of the self-insured groups previously managed by CRM and any party related to any of foregoing; and

•	other customary conditions.

If completed, the proposed settlement will resolve the claims by the State of New York and certain lawsuits that are described in Note 12 of the Notes to the Company’s Consolidated Financial Statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

The Company recorded a reserve of $4.6 million in discontinued operations during the quarter ended September 30, 2010 for the amount to be paid by the Company to the State of New York, and except for legal fees to complete the settlement, the Company does not expect to incur further charges as a result of the proposed settlement. The memorandum of understanding values the proposed settlement at approximately $41 million.

There can be no assurance that the Company will ultimately enter into any definitive settlement agreement with the State of New York or that the other conditions described above will be satisfied. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated. The Company denies all liability with respect to the facts and claims alleged in the investigation and lawsuits. However, because it will eliminate the uncertainty, distraction, burden, and expense of further litigation, the Company has agreed to the terms of the proposed settlement described above.

If the proposed settlement is not completed, the Company intends to defend the investigation and lawsuits vigorously. If this were to occur, these matters, or other claims or lawsuits that may arise later, if decided adversely to or settled by the Company, individually or in the aggregate, could require the Company to pay significant damage amounts and could result in a material adverse effect on its business, results of operations, financial condition and cash flows. Defending such actions would divert financial and management resources and result in a general business disruption, and the Company could continue to suffer from adverse publicity and harm to its reputation, regardless of whether the allegations are valid or whether the Company is ultimately successful in its defense of the action. The Company cannot estimate what impact, if any, the litigation may have on its business reputation, results of operations, financial condition or cash flows.

Reverse Share Split

The Company’s Board of Directors has approved a 1-for-10 reverse share split that will become effective at the close of business tomorrow, November 4. The split-adjusted shares of the Company’s common shares will begin trading on the NASDAQ Capital Market on November 5. The Company’s shares will continue to trade under the symbol “MAJC,” with a “D” added for 20 trading days to signify that the reverse share split has occurred. A new CUSIP number has been assigned to the Company’s common shares as a result of the reverse share split.

At the Company’s Annual General Meeting of Shareholders held on May 5, 2010, shareholders voted to approve a proposal authorizing the Board of Directors, at its discretion, to implement a reverse split at a ratio between 1-for-5 and 1-for-10 of the Company’s common and Class B shares without further action by shareholders, and as authorized, the Board of Directors has elected to effect a reverse split at the ratio of 1-for-10.

The primary objective in effecting a reverse split at this time is to enable the Company to maintain the listing of its common shares on the NASDAQ Capital Market. Failure to maintain the Company’s listing on the NASDAQ Capital Market could significantly impact the transferability and issuance of the Company’s common shares under Bermuda law. In addition, the previously announced Agreement and Plan of Merger and Amalgamation, dated September 21, 2010 (the “Amalgamation Agreement”), among the Company, Bayside and Majestic Acquisition Corp. requires the Company to use reasonable efforts to maintain its listing on the NASDAQ Capital Market during the term of the Amalgamation Agreement.

At the effective time of the reverse share split, every 10 of the Company’s pre-split common and Class B shares, par value $0.01 per share, will automatically be consolidated into 1 post-split common or Class B share, par value $0.10 per share. As a result of the reverse split, the number of outstanding common and Class B shares of the Company will be reduced to approximately 1,665,593 and 39,500, respectively, excluding outstanding grants of restricted shares and subject to adjustment for fractional shares. The reverse share split will not affect any shareholder’s ownership percentage of the Company’s common or Class B shares, except to the limited extent that the reverse split would result in any shareholder owning a fractional share. No fractional shares, or cash in lieu of fractional shares, will be issued in connection with the reverse share split; rather, fractional shares will be rounded up to the nearest whole share.

Trust Preferred Securities Consent Solicitation

Majestic USA Capital, Inc. (“Majestic USA”), the Company’s wholly-owned subsidiary, has commenced a solicitation of consents (the “Consent Solicitation”) from the holders of its Trust Preferred Securities Due 2036 (the “Trust Preferred Securities”)(CUSIP: 12627NAA5). Majestic USA is seeking consents to proposed amendments to certain events of default and covenants in the Indenture, dated November 14, 2006 (the “Indenture”), and Amended Declaration of Trust, dated November 14, 2006 (“Declaration of Trust”), which govern the Trust Preferred Securities.

The terms and conditions of the consent solicitation are described in the Notice of Consent Solicitation dated November 4, 2010 (the “Notice of Consent Solicitation”). The adoption of the proposed amendments is a condition to the consummation of the amalgamation with Bayside. The proposed amendments require the consent of the holders of a majority in principal amount of the Trust Preferred Securities. The Consent Solicitation is scheduled to expire at 5:00 p.m., New York City time, on December 3, 2010 (the “Expiration Time”). Consents delivered may be revoked at any time prior to the earlier of the date on which the supplemental indenture reflecting the proposed amendments to the Indenture and the Declaration of Trust are executed or the Expiration Time. The Company intends to execute the supplemental indenture and amendment to the Declaration of Trust promptly following the receipt of the requisite consents.

Further details of the Consent Solicitation are included in the Notice of Consent Solicitation, which has been furnished as an exhibit to the Company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission and which will be available on the Company’s website at www.majesticcapital.com.

This press release does not constitute a solicitation of consents of holders of the Trust Preferred Securities and shall not be deemed a solicitation of consents with respect to any other securities of the Company. The Consent Solicitation will be made solely by the Notice of Consent Solicitation and the accompanying consent form. Execution of the proposed amendments to the Indenture and Declaration of Trust is subject to a number of conditions. No assurance can be given that any such amendment can or will be completed on terms that are acceptable to the Company, or at all.

Conference Call

The Company will host a conference call at 9:00 a.m. ET on Thursday, November 4, 2010, to discuss earnings for the third quarter ended September 30, 2010. To participate in the event by telephone, please dial (877) 303-2905 five to ten minutes prior to the start time (to allow time for registration) and reference the conference passcode 21451763. International callers should dial (408) 427-3868. A digital replay of the call will be available on Thursday, November 4 at approximately 11:00 a.m. Eastern Time through Wednesday, November 10 at midnight Eastern Time. Dial (800) 642-1687 and enter the conference ID number 21451763. International callers should dial (706) 645-9291 and enter the same conference ID number. The conference call will also be webcast live over the internet and can be accessed by all interested parties at the Company’s website at http://www.MajesticCapital.com/events.cfm. To monitor the live webcast, please go to this web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. An audio replay of the event will be archived for 90 days on the Company’s website at http://www.MajesticCapital.com/events.cfm.

About Majestic Capital, Ltd.

Majestic Capital, Ltd., through its subsidiaries, is a specialty provider of workers’ compensation insurance products and services. The Company seeks to provide quality products and services that fit the needs of its insureds and is dedicated to developing and maintaining a mutually beneficial, long-term relationship with them. The Company’s workers’ compensation insurance coverage is offered to employers in California, New York, New Jersey, Arizona, Nevada, and other states. Further information can be found on the Company’s website at www.majesticcapital.com.

Additional Information

The Company filed a preliminary proxy statement with the SEC today, Wednesday, November 3, 2010. The information in the preliminary proxy statement is not complete and may be changed. A definitive proxy statement will be filed with the SEC, which will be mailed or delivered to the Company’s shareholders. Shareholders are urged to read the preliminary proxy statement and definitive proxy statement and other relevant materials when they become available because they will contain important information about the amalgamation with Bayside. Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Majestic Capital on its corporate website at www.majesticcapital.com.

The Company’s officers and directors may be participants in the solicitation of proxies from the Company’s shareholders with respect to the amalgamation. Information about the Company’s executive officers and directors, and their ownership of the Company common shares, is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on March 24, 2010. Additional information regarding the direct and indirect interests of the Company’s executive officers and directors in the amalgamation will be set forth in the definitive proxy statement for the amalgamation.

Forward-Looking statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

All forward-looking statements involve risks and uncertainties. Although the Company believes that its plans, intentions and expectations are reasonable, the Company may not achieve such plans, intentions or expectations. There are or may be important factors that could cause actual results to differ materially from the forward-looking statements the Company makes in this document.  The Company believes that these factors include, but are not limited to the following:

•	the possibility that the amalgamation with Bayside does not occur or is delayed;

•	a lowering or loss of financial rating of the Company’s insurance subsidiary;

•	the cyclical nature of the insurance and reinsurance industry;

•	premium rates;

•	investment results;

•	legislative and regulatory changes;

•	the estimation of loss reserves and loss reserve development;

•	reinsurance may be unavailable on acceptable terms, and the Company may be unable to collect reinsurance;

•	the status or outcome of legal and/or regulatory proceedings;

•	the occurrence and effects of wars and acts of terrorism;

•	the effects of competition;

•	employee retention;

•	economic downturns;

•	natural disasters; and

•
other risks described in the Company’s current filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010, which discuss these and other important risk factors concerning the Company’s business, operations and financial condition

These risks and others could cause actual results to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.

(Financial tables and contact information follow)

MAJC-E

Contact Information:
Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste. 2050
Los Angeles, CA  90024
(310) 954-1343

Table 1	Majestic Capital, Ltd.
Consolidated Balance Sheets

	Unaudited
	September 30,	December 31,
	2010	2009
	(Dollars in thousands, except per share data)
Assets
Investments
Fixed-maturity securities, available-for-sale (amortized cost $265,947 and $275,480)	$277,330	$276,593
Short-term investments	3,458	4,893
Investment in unconsolidated subsidiary	1,083	1,083
Total investments	281,871	282,569
Cash and cash equivalents
Cash and cash equivalents	40,458	44,087
Restricted cash and cash equivalents	3,159	5,922
Total cash and cash equivalents	43,617	50,009
Accrued interest receivable	2,352	2,542
Premiums receivable, net	6,290	6,246
Reinsurance recoverable and prepaid reinsurance	133,087	123,767
Accounts receivable, net	1,872	3,106
Receivable for investments sold	-	72
Deferred policy acquisition costs	1,086	758
Current income taxes, net	24	6,979
Other intangible assets, net	320	436
Prepaid expenses	3,404	3,675
Other assets	2,736	2,788
Total assets	$476,659	$482,947

Liabilities and shareholders' equity
Reserve for losses and loss adjustment expenses	$318,219	$317,497
Reinsurance payable	31,673	20,357
Unearned premiums	8,473	10,599
Long-term debt	44,083	44,083
Payable for investments purchased	15,343	-
Other liabilities	15,427	29,677
Total liabilities	433,218	422,213

Common shares
Authorized 50 billion shares; $0.01 par value per share;
16.7 and 16.5 million common shares issued and outstanding	167	165
0.4 million Class B shares issued and outstanding	4	4
Additional paid-in capital	71,415	71,057
Retained deficit	(35,545)	(11,215)
Accumulated other comprehensive income	7,400	723
Total shareholders' equity	43,441	60,734
Total liabilities and shareholders' equity	$476,659	$482,947

Table 2
		Majestic Capital, Ltd.
Unaudited Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per share amounts)

Written premiums
Direct premiums written	$21,809	$38,474	$72,827	$117,272
Assumed premiums written	1,472	288	3,545	2,006
Ceded premiums written	(9,727)	(19,975)	(37,442)	(54,256)
Net premiums written	$13,554	$18,787	$38,930	$65,022

Revenues
Net premiums earned	$13,468	$17,324	$38,001	$61,033
Fee-based income	58	902	702	3,636
Net investment income	2,110	2,472	6,898	7,760
Net realized gains	597	1,057	1,887	1,801
Total revenues	16,233	21,755	47,488	74,230

Expenses
Losses and loss adjustment expenses	13,303	17,193	37,040	52,081
Underwriting and acquisition expenses	8,310	7,237	23,765	25,353
General and administrative expenses	3,033	3,718	6,395	16,383
Interest expense	1,250	952	3,494	2,739
Total expenses	25,896	29,100	70,694	96,556

Loss from continuing operations before income taxes	(9,663)	(7,345)	(23,206)	(22,326)
Tax (benefit) provision from continuing operations	(1,689)	8,313	(3,584)	3,614
Loss from continuing operations	(7,974)	(15,658)	(19,622)	(25,940)

Loss from discontinued operations	(4,412)	(1,343)	(4,708)	(1,827)

Net Loss	$(12,386)	$(17,001)	$(24,330)	$(27,767)

Loss per share from continuing operations
Basic	$(0.47)	$(0.93)	$(1.15)	$(1.55)
Diluted	$(0.47)	$(0.93)	$(1.15)	$(1.55)
Loss per share from discontinued operations
Basic	$(0.26)	$(0.08)	$(0.28)	$(0.11)
Diluted	$(0.26)	$(0.08)	$(0.28)	$(0.11)
Net loss per share
Basic	$(0.73)	$(1.01)	$(1.43)	$(1.66)
Diluted	$(0.73)	$(1.01)	$(1.43)	$(1.66)
Weighted average shares outstanding
Basic	17,048	16,853	16,988	16,749
Diluted	17,048	16,853	16,988	16,749

Table 3
Majestic Capital, Ltd.
Unaudited Consolidated Statements of Cash Flow
Nine Months Ended September 30,

	2010	2009
	(Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(24,330)	$(27,767)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	559	586
Amortization of unearned compensation, restricted stock	365	1,052
Amortization of premiums and discounts on available-for-sale investments	1,271	1,191
Net realized gains on sale of available-for-sale investments	(1,887)	(1,923)
Other-than-temporary impairment losses on available-for-sale investments	-	122
Write off of uncollectible premiums receivable	1,069	797
Deferred income taxes	(3,596)	6,190
Changes in:
Accrued interest receivable	190	693
Premiums receivable, net	(1,113)	3,262
Reinsurance recoverable and prepaid reinsurance	(9,320)	(33,615)
Accounts receivable, net	1,234	15
Deferred policy acquisition costs	(328)	190
Current income taxes, net	6,955	(3,414)
Prepaid expenses	240	(58)
Other assets	(20)	63
Reserve for losses and loss adjustment expenses	722	35,762
Reinsurance payable	11,316	3,468
Unearned premiums	(2,126)	(442)
Other liabilities	(14,250)	3,530
Net cash used in operating activities	(33,049)	(10,298)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of available-for-sale investments	(187,556)	(294,544)
Proceeds from sales of available-for-sale investments	129,097	87,346
Proceeds from maturities of available-for-sale investments	68,611	216,395
Net purchases, sales and maturities of short-term investments	1,435	(9,148)
Decrease (increase) in receivable for securities sold	72	(2,014)
Increase in payable for investments purchased	15,343	18,861
Purchases of fixed assets	(345)	(134)
Disposals of fixed assets	5	39
Net cash provided by investing activities	26,662	16,801

CASH FLOWS FROM FINANCING ACTIVITIES
Change in restricted cash and cash equivalents	2,763	1,126
Issuance of common shares - share-based compensation	2	73
Retirement of common shares - share-based compensation	(7)	(12)
Net cash provided by financing activities	2,758	1,187
Net (decrease) increase in cash and cash equivalents	(3,629)	7,690
Cash and cash equivalents
Beginning	44,087	28,044
Ending	$40,458	$35,734

Table 4
Majestic Capital, Ltd.
Premiums by State

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in thousands)

Direct Written Premiums
California	$16,810	$26,775	$54,965	$77,887
New York/New Jersey	4,372	10,003	14,891	33,667
Other	627	1,696	2,971	5,718
	21,809	38,474	72,827	117,272

Assumed Written Premiums
California	$1,266	$-	$2,944	$-
New York/New Jersey	120	269	352	1,957
Other	86	19	249	49
	1,472	288	3,545	2,006

Net Earned Premiums
California	$10,339	$11,756	$27,384	$38,953
New York/New Jersey	2,692	5,013	8,979	19,291
Other	437	555	1,638	2,789
	$13,468	$17,324	$38,001	$61,033

Table 5

Majestic Capital, Ltd.
Insurance Operations Data

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in thousands)

Net premiums earned	$13,468	$17,324	$38,001	$61,033

Current accident year losses and ALAE	11,615	13,671	31,219	44,493
Current accident year ULAE	1,784	2,096	5,715	6,131
Current year losses and loss adjustment expenses	13,399	15,767	36,934	50,624
Prior year losses and loss adjustment expenses	(96)	1,426	106	1,457
Losses and loss adjustment expenses	13,303	17,193	37,040	52,081

Underwriting and acquisition expenses	8,310	7,237	23,765	25,353

Underwriting loss	$(8,145)	$(7,106)	$(22,804)	$(16,401)

Current Accident Year Loss and ALAE Ratio (1)	86%	79%	82%	73%
Current Accident Year ULAE Loss Ratio (2)	14%	12%	15%	10%
Current Accident Year Loss Ratio (3)	100%	91%	97%	83%
Prior Accident Year Loss Ratio (4)	(1%)	8%	0%	2%
Total Loss Ratio (5)	99%	99%	97%	85%

Expense Ratio (6)	62%	42%	63%	42%

Combined Ratio (7)	161%	141%	160%	127%

(1) The current accident year loss and allocated loss adjustment expenses (ALAE) ratio is calculated by dividing the sum of losses and ALAE by net premiums earned.

(2) The current accident year unallocated loss adjustment expenses (ULAE) ratio is calculated by dividing ULAE by net premiums earned.

(3) The current accident year loss ratio is the sum of the current accident year loss and ALAE ratio and the current accident year ULAE ratio.

(4) The prior accident year loss ratio is calculated by dividing the prior accident year losses and loss adjustment expenses by net premiums earned.

(5) The total loss ratio is calculated by dividing losses and loss adjustment expenses by net premiums earned.

(6) The expense ratio is calculated by dividing underwriting and acquisition expenses for the period by net premiums earned.

(7) The combined ratio is the sum of the loss ratio and the expense ratio.